Exhibit 99.1

"Your Business Communications Partner"

For Immediate Release:
December 3, 2004

USA Mobility Contact:
Bob Lougee
(508) 435-6117

Former Metrocall Shareholders Withdraw Requests for Appraisal Rights

     Alexandria, VA, Friday, December 3, 2004 — USA Mobility, Inc. (NASDAQ: USMO) announced today that all of the former stockholders of Metrocall Holdings, Inc., a wholly-owned subsidiary of USA Mobility, who had previously demanded and not withdrawn requests for appraisal of their Metrocall shares in connection with the recently completed merger of Metrocall and Arch Wireless, Inc., have withdrawn their requests for appraisal. These former Metrocall stockholders owned collectively approximately 8.04% of the fully-diluted common stock of Metrocall at the time of the merger. As a consequence of the withdrawals, these former Metrocall stockholders will be entitled to receive common stock of USA Mobility in accordance with the terms of the merger agreement between Metrocall and Arch.

About USA Mobility

     USA Mobility, Inc. is the new holding company formed as the result of the merger of Metrocall Holdings, Inc and Arch Wireless, Inc. which closed on November 16, 2004.

     USA Mobility, Inc. headquartered in Alexandria, Virginia is a leading provider of paging products and other wireless services to the business, government and healthcare sectors. USA Mobility offers traditional numeric, one-way text and two-way paging. In addition, the company offers mobile voice and data services through Nextel and AT&T Wireless/Cingular as well as wireless e-mail solutions. The company’s product offerings include Integrated Resource Management Systems with wireless connectivity solutions for medical, business, government and other campus environments. USA Mobility focuses on the business-to-business marketplace and supplies wireless mobile connectivity solutions to businesses and organizations of all sizes. In addition to its reliable, nationwide one-way networks, USA Mobility’s two-way networks have the largest high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean. USA Mobility provides the preferred ReFLEX wireless data network for many of the largest telecommunication companies in the United States that source network services and resell under their own brand names. For further information visit www.metrocall.com and/or www.arch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s projected revenues, cash flows and operating results following completion of the merger of Metrocall and Arch, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for their paging products and services, USA Mobility’s ability to continue to reduce operating expenses, USA Mobility’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, the timely and efficient integration of the operations and facilities of Metrocall and Arch as well as other risks described from time to time in USA Mobility’s, Arch’s and Metrocall’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.

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